Exhibit 10.1

           AMENDMENT TO CARRIER TRANSPORT SWITCHED SERVICES AGREEMENT

THIS AMENDMENT (the "Amendment") is made by SPRINT COMMUNICATIONS COMPANY L.P. ("Sprint") and MATRIX TELECOM, INC. ("Customer"), to that certain Carrier Transport Switched Services Agreement which was executed on or about April 6, 1998 (the "Agreement"). Sprint and Customer are "Parties" hereto.

In consideration of the mutual promises contained herein, the Parties amend the Agreement as follows:

1. The following Attachments, or parts of an Attachment, are stricken from the Agreement in their entirety. Each Attachment, or part of an Attachment, so stricken shall be replaced as part of the Agreement with the attachment to this Amendment that bears the same title or heading.

     Attachment A shall be amended by adding the following paragraphs:

     SEPARATE PRODUCT HIERARCHY

     The entire Attachment C-1 (a) shall be added to the executed contract. Attachment C-1(a) is applicable only to all domestic interstate traffic of new ANI's only. All international and interstate traffic shall be priced according to the contract rates contained on Attachments C-16a-g and D-1a, respectively.

     Attachment C-1a shall be added to the Agreement in its entirety, and is applicable for all domestic interstate traffic of new ANI's only.
     Attachment C-16a-g shall be added to the Agreement in their entirety, and is applicable for all international traffic of new ANI's only.
     Attachment D-1a shall be added to the Agreement in its entirety, and is applicable for all domestic intrastate traffic of new ANI's only.

2. Effective upon execution by Matrix Telecom.

3. All other terms and conditions of this Agreement shall remain in full force and effect.

4. Sprint's offer to amend the Agreement shall be withdrawn if this Amendment is not executed by both Parties within 45 days after October 14, 1998.

EXECUTED and made effective as provided herein.


MATRIX TELECOM, INC.                        SPRINT COMMUNICATIONS COMPANY L.P.

By:    ------------------------             By:    --------------------------

Title: ------------------------             Title: --------------------------

Date:  ------------------------             Date:  --------------------------